Exhibit 99.1
FOR IMMEDIATE RELEASE	Investor Contacts:	Press Contact:
	Kara B. Jenny	Monica Halpert
	Chief Financial Officer	Director of Content and Creative
	Bluefly, Inc.	212-944-8000 ext. 297
	212- 944-8000 ext. 286	monica.halpert@bluefly.com
kara.jenny@bluefly.com

BLUEFLY REPORTS FIRST QUARTER 2010 RESULTS
INCREASES TOPLINE GROWTH AND AVERAGE ORDER SIZE

NEW YORK – May 4, 2010 – Bluefly, Inc. (NASDAQ Capital Market: BFLY), a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com), today announced an increase in net sales, increased gross margins, continued reductions in operating loss and in negative adjusted EBITDA for the first quarter of 2010.

“We are seeing a real rebound in the luxury market,” said Melissa Payner, Bluefly’s Chief Executive Officer, “particularly with the launch of the spring season in March.  As the quarter progressed, we saw an increase in customer activity as well as an increase in average order size, related to the revival of the luxury market.”

Results for the first quarter of 2010 included the following:

•	Net revenue increased by approximately 2% to $20.2 million from $19.9 million in the first quarter of 2009.

•	Gross margin percentage increased to 41.2% from 34.0% in the first quarter of 2009 as a result of increases in product margin.

•
Operating expenses increased by approximately 2% to $9.8 million from $9.6 million in the first quarter of 2009.  The increase in operating expenses resulted from an increase in marketing expenses of $635,000, which was offset by a decrease of $345,000 in selling and fulfillment expenses and a decrease in general and administrative expenses of $79,000.

•	Operating loss decreased by approximately 48% to $1.4 million from $2.8 million in the first quarter of 2009.

•
Net loss decreased by approximately 52% to $1.5 million from $3.1 million in the first quarter of 2009.  Included in net loss for the first quarter of 2009 was $238,000 of non-cash expense related to the valuation of the conversion feature of the Company’s convertible notes.  Loss per share decreased to $0.07 per share (based on 20.9 million weighted average shares outstanding) from $0.23 per share (based on 13.8 million weighted average shares outstanding) in the first quarter of 2009.

•	Adjusted EBITDA decreased to negative $716,000 from a negative adjusted EBITDA of $1.8 million in the first quarter of 2009.

•	Average order size increased to $279.94 in the first quarter of 2010 compared to $249.99 in the first quarter of 2009.

•	Cash and cash equivalents increased to $14.3 million at March 31, 2010 compared to $10.0 million at December 31, 2009.

•	Inventory increased to $20.0 million at March 31, 2010 compared to $17.7 million at December 31, 2009.

To supplement the financial results for the first quarter of 2010 presented in accordance with generally accepted accounting principles (GAAP), the Company is also reporting adjusted EBITDA as a non-GAAP financial measure that the Company believes allows for a better understanding of its operating performance.  The Company defines adjusted EBITDA as net loss excluding interest income, interest expense and interest expense to related parties, income tax provision, depreciation and amortization expenses adjusted for non-cash share-based compensation expenses.  The Company believes that this non-GAAP financial measure, when shown in conjunction with the corresponding GAAP measures, enhances the investor’s and management’s overall understanding of the Company’s current operating performance and provides greater transparency with respect to key operating metrics used by management in its financial and operational decision making process.  The Company considers this non-GAAP financial measure to be useful because it excludes certain non-cash and non-operating charges, which enables investors and management to analyze trends in the Company’s operations.  The presentation of this non-GAAP financial measure is not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information, please see the table captioned “Reconciliation of Non-GAAP Financial Information”, which provides a full reconciliation of actual results to the non-GAAP financial measures.

About Bluefly, Inc.

Founded in 1998, Bluefly, Inc. (NASDAQ Capital Market:  BFLY) is a leading online retailer of designer brands, fashion trends and superior value.  Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District.  For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute “forward-looking statements,” usually containing the words “believe,” “project,” “expect” or similar expressions.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  The risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.  These risks and uncertainties include, but are not limited to, the Company’s ability to continue the positive trend in operating income;  the Company’s history of losses and anticipated future losses; the Company’s ability to raise additional capital to support the growth of its business; risks related to the Company’s ability to continue positive trends in cash flow;  risks related to the economic downturn; increased online competition; the potential failure to forecast revenues and/or to make adjustments to operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce market; the availability of merchandise; the Company’s dependence on one supplier for a material portion of its inventory; risks associated with the acquisition of inventory from foreign markets, including currency fluctuations; the need to further establish brand name recognition; management of potential growth; and  risks associated with the Company’s ability to handle increased traffic and/or continued improvements to its Web site.

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STATEMENTS OF OPERATIONS - UNAUDITED

	Three Months Ended
	March 31,
	2010	2009

Net sales	$20,240,000	$19,902,000
Cost of sales	11,903,000	13,127,000
Gross profit	8,337,000	6,775,000
Gross margin	41.2%	34.0%

Selling and fulfillment expenses	4,049,000	4,394,000
Marketing expenses	3,652,000	3,017,000
General and administrative expenses	2,091,000	2,170,000
Total operating expenses	9,792,000	9,581,000

Operating loss	(1,455,000)	(2,806,000)

Interest expense to related party stockholders	—	(238,000)
Other interest expense, net	(46,000)	(76,000)

Net loss	$(1,501,000)	$(3,120,000)

Basic and diluted net loss per common share	$(0.07)	$(0.23)

Weighted average common shares outstanding (basic and diluted)	20,896,437	13,832,679

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SELECTED BALANCE SHEET DATA & KEY METRICS – UNAUDITED

	March 31,	December 31,
	2010	2009
Cash and cash equivalents	$14,252,000	$10,049,000

Inventories, net	19,973,000	17,668,000

Prepaid expenses and other current assets	7,079,000	4,278,000

Property and equipment, net	3,255,000	3,506,000

Current liabilities	13,076,000	12,611,000

Stockholders’ equity	31,625,000	23,035,000

	Three Months Ended
	March 31,
	2010	2009

Average order size (including shipping & handling)	$279.94	$249.99
New customers added during the period	42,532	46,605

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STATEMENTS OF CASH FLOWS - UNAUDITED

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(1,501,000)	$(3,120,000)
Adjustments to reconcile net loss to net cash used in operatingactivities:
Depreciation and amortization	658,000	789,000
Stock based compensation	83,000	178,000
Provisions for returns	603,000	(634,000)
Bad debt expense	97,000	116,000
Reserve for inventory obsolescence	88,000	(370,000)
Amortization of discount on notes payable to related party stockholders	—	88,000
Change in fair value of embedded derivative financial liability to related party stockholders	—	48,000
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(623,000)	(218,000)
Inventories	(2,393,000)	2,692,000
Prepaid inventory	(1,708,000)	72,000
Prepaid expenses	(572,000)	125,000
Other assets	(6,000)	41,000
Increase (decrease) in:
Accounts payable	787,000	(2,041,000)
Accrued expenses and other current liabilities	(300,000)	(336,000)
Deferred revenue	(614,000)	585,000
Interest payable to related party stockholders	—	59,000

Net cash used in operating activities	(5,401,000)	(1,926,000)

Cash flows from investing activities:
Purchases of property and equipment	(405,000)	(70,000)

Net cash used in investing activities	(405,000)	(70,000)

Cash flows from financing activities:
Net proceeds from common stock issuance	10,020,000	—
Purchase of treasury stock	(11,000)	(5,000)

Net cash provided by (used in) financing activities	10,009,000	(5,000)

Net increase (decrease) in cash and cash equivalents	4,203,000	(2,001,000)
Cash and cash equivalents – beginning of period	10,049,000	4,004,000
Cash and cash equivalents – end of period	$14,252,000	$2,003,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$60,000	$80,000

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RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION – UNAUDITED

	Three Months Ended
	March 31,
	2010	2009

Net loss	$(1,501,000)	$(3,120,000)

Interest income	(11,000)	(5,000)
Interest expense to related party stockholders	—	238,000
Interest expense	57,000	81,000
Depreciation and amortization expenses	656,000	787,000
Non-cash share-based compensation expenses	83,000	178,000

Adjusted EBITDA	$(716,000)	$(1,841,000)

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